REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of
Alpine Global Premier Properties Fund:
In planning and performing our audit of the
financial statements of Alpine Global
Premier Properties Fund (the Fund) as of
and for the year ended October 31, 2011,
in accordance with the standards of the
Public Company Accounting Oversight Board
(United States), we considered the Funds
internal control over financial reporting,
including control over safeguarding securities,
as a basis for designing our auditing procedures
for the purpose of expressing our opinion
on the financial statements and to comply
with the requirements of Form N-SAR,
but not for the purpose of expressing an opinion
on the effectiveness of the Funds internal control
over financial reporting. Accordingly,
we express no such opinion.
The management of the Fund is responsible
for establishing and maintaining effective
internal control over financial reporting.
In fulfilling this responsibility, estimates
and judgments by management are required to
assess the expected benefits and related costs
of controls. A companys internal control over
financial reporting is a process designed to
provide reasonable assurance regarding the
reliability of financial reporting and the
preparation of financial statements for
external purposes in accordance with generally
accepted accounting principles. A companys
internal control over financial reporting
includes those policies and procedures that
(1) pertain to the maintenance of records that,
in reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the company; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally accepted
accounting principles, and that receipts and
expenditures of the company are being made only
in accordance with authorizations of management
and directors of the company; and
(3) provide reasonable assurance regarding
prevention or timely detection of unauthorized
acquisition, use, or disposition of a companys
assets that could have a material effect
on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent
or detect misstatements. Also, projections of
any evaluation of effectiveness to future periods
are subject to the risk that controls may
become inadequate because of changes in
conditions, or that the degree of compliance
with the policies or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation
of a control does not allow management or employees,
in the normal course of performing their
assigned functions, to prevent or detect misstatements
on a timely basis. A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of the companys
annual or interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Funds internal control
over financial reporting was for the limited
purpose described in the first paragraph and
would not necessarily disclose all deficiencies
in internal control that might be material
weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies
in the Funds internal control over financial
reporting and its operation, including controls
for safeguarding securities, that we consider
to be a material weakness, as defined above,
as of October 31, 2011.
This report is intended solely for the information
and use of management and the Board of Trustees
of the Fund and the Securities and Exchange Commission
and is not intended to be and should not
be used by anyone other than these specified parties.
/s/ Deloitte and Touche LLP
Milwaukee, Wisconsin
December 30, 2011